Exhibit 10.17

NEOGEN CORPORATION

2023 OMNIBUS INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

Participant Name: [●]

Grant Date: [●]

RSUs Granted: [●]

THIS AWARD AGREEMENT, dated as of the Grant Date set forth above, is entered into by and between Neogen Corporation, a Michigan corporation (the “Company”), and the Participant set forth above. Capitalized terms have the meaning defined herein or as defined in the Plan, as applicable.

1.
Incorporation of Plan. This incentive award (“Award”) is granted pursuant to and subject to all of the terms and conditions of the Neogen Corporation 2023 Omnibus Incentive Plan (effective October 25, 2023), and may be amended from time to time (the “Plan”), the provisions of which are incorporated in full by reference into this Award Agreement, which means that this Award Agreement is limited by and subject to the express terms of the Plan. A copy of the Plan is on file in the office of the Company. If there is any conflict between the provisions of this Award Agreement and the Plan, the Plan will control.
2.
RSU Award. The Company hereby grants the Participant an Award of the number of Restricted Stock Units (“RSUs”) set forth above. Each RSU represents the right to receive, upon vesting and the satisfaction of any required tax withholding obligation, one share of common stock, par value $0.16, of the Company (“Shares”).
3.
Period of Restriction. The Period of Restriction shall terminate as to 33% of the RSUs on the one (1) year anniversary of the Grant Date, as to 66% of the RSUs on the two (2) year anniversary of the Grant Date, and as to 100% of the RSUs on the three (3) year anniversary of the Grant Date.
4.
Termination of Service. Except as otherwise expressly provided in this Agreement or in a severance agreement between the Company and the Participant, if the Participant’s employment or service with the Company is terminated before the termination of the Period of Restriction of a RSU, the following rules shall apply:
(i)
Generally. Except as set forth in subparagraph (ii) below, any RSU as to which the Period of Restriction has not terminated as of the Participants termination of employment or service, as applicable, shall terminate and the Shares underlying such RSU shall revert to the Plan and become available for future Awards.
5.
Termination upon Death or Disability. If the Participant’s employment or service, as applicable, is terminated due to the Participants death or Disability, then to the extent and only to the extent that the Period of Restriction as to any installment of RSUs was scheduled to terminate within one year of the date of the Participants termination of employment or service due to death or Disability, then such Period of Restriction shall terminate as of the date of termination of employment or service due to death or Disability.
6.
Issuance of Shares. As soon as practicable after the applicable Period of Restriction terminates, the Company, via the equity compensation management platform used by the Company at the applicable time, will issue the Shares to the Participant upon satisfaction of any required tax withholding obligation. No fractional Shares will be issued.
7.
Rights of Participant. This Award does not entitle the Participant to any ownership interest in any actual Shares unless and until such Shares are issued to the Participant pursuant to the terms of the Plan. Since no property is transferred until the Shares are issued, the Participant acknowledges and agrees that the Participant cannot and will not attempt to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the fair market value of the RSUs in the Participant’s gross income for the taxable year of the grant of the Award.
8.
Registration. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Shares subject to this Award. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, the Participant will not be able to transfer or sell Shares issued pursuant to this Award unless exemptions from registration under applicable securities laws are available. The Participant agrees that any resale by him or her of the Shares issued pursuant to this Award will comply in all respects with the requirements of all applicable securities laws, rules, and regulations. The Company will not be obligated to either issue the Shares or permit the resale of any shares if such issuance or resale would violate any such requirements.
9.
No Right to Continued Service. The adoption and maintenance of the Plan and the grant of the Award to the Participant under this Award Agreement shall not be deemed to constitute a contract of employment between the Company and the Participant.

IN WITNESS WHEREOF, the undersigned has caused this Award Agreement to be executed as of the Grant Date.

NEOGEN CORPORATION

By:

John E. Adent

President and Chief Executive Officer